As filed with the Securities and Exchange Commission on May 10, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HUNTSMAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	42-1648585
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

500 Huntsman Way

Salt Lake City, Utah 84108

(801) 584-5700

(Address of principal executive offices, including zip code)

Huntsman Corporation Stock Incentive Plan

(Full title of the plan)

James R. Moore

Executive Vice President, General Counsel and Secretary

500 Huntsman Way

Salt Lake City, Utah 84108

(Name and address of agent for service)

(801) 584-5700

(Telephone number, including area code, of agent for service)

Copies to:

Nathan W. Jones

Stoel Rives LLP

201 S. Main Street, Suite 1100

Salt Lake City, UT  84111

(801) 328-3131

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)		Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $0.01 par value	11,000,000	(2)	$19.66(3)	$216,260,000(3)	$25,108
(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock that may become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction that increases the number of outstanding shares of common stock of the registrant.

(2)	Represents additional shares of common stock which may be issued under the Huntsman Corporation Stock Incentive Plan.

(3)

Pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the average of the high and low sale prices per share of the registrant’s common stock as reported on the New York Stock Exchange on May 4, 2011.

EXPLANATORY NOTE

This registration statement relates to an increase of an additional 11,000,000 shares of our common stock that are authorized for issuance under the Huntsman Corporation Stock Incentive Plan.

Reference is made to our registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on February 10, 2006 (Registration No. 333-131729) (the “Prior Registration Statement”), pursuant to which a total of 21,590,909 shares of common stock issuable under the Huntsman Corporation Stock Incentive Plan were registered under the Securities Act. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are hereby incorporated by reference in their entirety, except as otherwise updated or modified by this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

The following documents filed by us with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this registration statement:

•                  our annual report on Form 10-K for the fiscal year ended December 31, 2010;

•                  our quarterly report on Form 10-Q for the quarterly period ended March 31, 2011;

•                  our current reports on Form 8-K (excluding any information furnished under Items 2.02 or 7.01 thereof) filed on May 10, 2011, May 5, 2011, April 20, 2011, March 17, 2011, March 9, 2011, February 17, 2011, February 9, 2011, February 4, 2011 and January 6, 2011; and

•                  the description of our common stock contained in our registration statement on Form 8-A filed on February 9, 2005 (including any amendment or report filed for the purpose of updating such description).

All documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement, but prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered by this registration statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement; provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any current report on Form 8-K. Each document incorporated by reference into this registration statement shall be deemed to be a part of this registration statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this registration statement or by any document which constitutes part of the prospectus relating to the Huntsman Corporation Stock Incentive Plan meeting the requirements of Section 10(a) of the Securities Act.

Item 8.           Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of ours with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description
4.1*	Huntsman Corporation Stock Incentive Plan (amended and restated)
4.2	Form of stock certificate for Huntsman Corporation (incorporated by reference to Exhibit 4.68 to amendment No. 3 to our registration statement on Form S-1 filed on February 8, 2005)
5.1*	Opinion of Stoel Rives LLP
23.1*	Consent of Deloitte & Touche LLP
23.2*	Consent of Stoel Rives LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (set forth on the signature page contained in Part II of this registration statement)
99.1

Form of Restricted Stock Agreement for Outside Directors, effective for grants prior to February 6, 2008 (incorporated by reference to Exhibit 4.7 to our registration statement on Form S-8 filed on February 10, 2006)

99.2

Form of Restricted Stock Unit Agreement for Outside Directors, effective for grants prior to February 6, 2008 (incorporated by reference to Exhibit 4.8 of our registration statement on Form S-8 filed on February 10, 2006)

99.3	Form of Restricted Stock Agreement for Outside Directors (incorporated by reference to Exhibit 4.31 to our annual report on Form 10-K filed on February 22, 2008)
99.4

Form of Restricted Stock Unit Agreement for Outside Directors, effective for grants from February 6, 2008 to September 21, 2010 (incorporated by reference to Exhibit 4.32 to our annual report on Form 10-K filed on February 22, 2008)

99.5

Form of Nonqualified Stock Option Agreement, effective for grants prior to February 21, 2011 (incorporated by reference to Exhibit 10.20 to amendment No. 4 to our registration statement on Form S-1 filed on February 8, 2005)

99.6

Form of Restricted Stock Agreement, effective for grants prior to February 6, 2008 (incorporated by reference to Exhibit 10.21 to amendment No. 4 to our registration statement on Form S-1 filed on February 8, 2005)

99.7	Form of Stock Appreciation Rights Agreement (incorporated by reference to Exhibit 10.22 to amendment No. 4 to our registration statement on Form S-1 filed on February 8, 2005)
99.8

Form of Phantom Share Agreement, effective for grants prior to February 6, 2008 (incorporated by reference to Exhibit 10.23 to amendment No. 4 to our registration statement on Form S-1 filed on February 8, 2005)

99.9	Form of Non-qualified Stock Option Agreement for Outside Directors (incorporated by reference to Exhibit 10.1 to our current report on Form 8-K filed November 8, 2005 (File No. 001-32427))
99.10

Form of Restricted Stock Agreement effective for grants from February 6, 2008 to September 21, 2010 (incorporated by reference to Exhibit 10.37 to our annual report on Form 10-K filed on February 22, 2008)

99.11

Form of Phantom Share Agreement effective for grants from February 6, 2008 to February 23, 2010 (incorporated by reference to Exhibit 10.38 to our annual report on Form 10-K filed on February 22, 2008)

99.12	Form of Restricted Stock Agreement (incorporated by reference to Exhibit 10.40 to our annual report on Form 10-K filed on February 17, 2011)
99.13	Form of Phantom Share Agreement (incorporated by reference to Exhibit 10.41 to our annual report on Form 10-K filed on February 17, 2011)
99.14	Form of Nonqualified Stock Option Agreement (incorporated by reference to Exhibit 10.42 to our annual report on Form 10-K filed on February 17, 2011)
99.15	Form of Restricted Stock Unit Agreement for Outside Directors (incorporated by reference to Exhibit 10.43 to our annual report on Form 10-K filed on February 17, 2011)

*     Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, State of Utah, on the 10th day of May, 2011.

HUNTSMAN CORPORATION

By:	/s/ Peter R. Huntsman
Peter R. Huntsman
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned, do hereby constitute and appoint Jon M. Huntsman, Peter R. Huntsman, J. Kimo Esplin and James R. Moore and each of them, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said company to comply with the Securities Act and any rules, regulations and requirements of the Commission in connection with this registration statement, including specifically, but without limitation, the power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the 10th day of May 2011:

Signature	Capacity

/s/ Jon M. Huntsman	Executive Chairman of the Board of Directors and Director
Jon M. Huntsman

/s/ Peter R. Huntsman	President, Chief Executive Officer and Director (Principal Executive Officer)
Peter R. Huntsman

/s/ J. Kimo Esplin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
J. Kimo Esplin

/s/ L. Russell Healy	Vice President and Controller (Principal Accounting Officer)
L. Russell Healy

/s/ Patrick T. Harker	Director
Dr. Patrick T. Harker

/s/ Wayne A. Reaud	Director
Wayne A. Reaud

/s/ Alvin V. Shoemaker	Director
Alvin V. Shoemaker

/s/ Nolan D. Archibald	Director
Nolan D. Archibald

/s/ M. Anthony Burns	Director
M. Anthony Burns

/s/ Robert J. Margetts	Director
Sir Robert J. Margetts

/s/ Mary C. Beckerle
Mary C. Beckerle, PhD

EXHIBIT INDEX

Exhibit Number	Description
4.1*	Huntsman Corporation Stock Incentive Plan (amended and restated)
4.2	Form of stock certificate for Huntsman Corporation (incorporated by reference to Exhibit 4.68 to amendment No. 3 to our registration statement on Form S-1 filed on February 8, 2005)
5.1*	Opinion of Stoel Rives LLP
23.1*	Consent of Deloitte & Touche LLP
23.2*	Consent of Stoel Rives LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (set forth on the signature page contained in Part II of this registration statement)
99.1

Form of Restricted Stock Agreement for Outside Directors, effective for grants prior to February 6, 2008 (incorporated by reference to Exhibit 4.7 to our registration statement on Form S-8 filed on February 10, 2006)

99.2

Form of Restricted Stock Unit Agreement for Outside Directors, effective for grants prior to February 6, 2008 (incorporated by reference to Exhibit 4.8 of our registration statement on Form S-8 filed on February 10, 2006)

99.3	Form of Restricted Stock Agreement for Outside Directors (incorporated by reference to Exhibit 4.31 to our annual report on Form 10-K filed on February 22, 2008)
99.4

Form of Restricted Stock Unit Agreement for Outside Directors, effective for grants from February 6, 2008 to September 21, 2010 (incorporated by reference to Exhibit 4.32 to our annual report on Form 10-K filed on February 22, 2008)

99.5

Form of Nonqualified Stock Option Agreement, effective for grants prior to February 21, 2011 (incorporated by reference to Exhibit 10.20 to amendment No. 4 to our registration statement on Form S-1 filed on February 8, 2005)

99.6

Form of Restricted Stock Agreement, effective for grants prior to February 6, 2008 (incorporated by reference to Exhibit 10.21 to amendment No. 4 to our registration statement on Form S-1 filed on February 8, 2005)

99.7	Form of Stock Appreciation Rights Agreement (incorporated by reference to Exhibit 10.22 to amendment No. 4 to our registration statement on Form S-1 filed on February 8, 2005)
99.8

Form of Phantom Share Agreement, effective for grants prior to February 6, 2008 (incorporated by reference to Exhibit 10.23 to amendment No. 4 to our registration statement on Form S-1 filed on February 8, 2005)

99.9	Form of Non-qualified Stock Option Agreement for Outside Directors (incorporated by reference to Exhibit 10.1 to our current report on Form 8-K filed November 8, 2005 (File No. 001-32427))
99.10

Form of Restricted Stock Agreement effective for grants from February 6, 2008 to September 21, 2010 (incorporated by reference to Exhibit 10.37 to our annual report on Form 10-K filed on February 22, 2008)

99.11

Form of Phantom Share Agreement effective for grants from February 6, 2008 to February 23, 2010 (incorporated by reference to Exhibit 10.38 to our annual report on Form 10-K filed on February 22, 2008)

99.12	Form of Restricted Stock Agreement (incorporated by reference to Exhibit 10.40 to our annual report on Form 10-K filed on February 17, 2011)
99.13	Form of Phantom Share Agreement (incorporated by reference to Exhibit 10.41 to our annual report on Form 10-K filed on February 17, 2011)
99.14	Form of Nonqualified Stock Option Agreement (incorporated by reference to Exhibit 10.42 to our annual report on Form 10-K filed on February 17, 2011)
99.15	Form of Restricted Stock Unit Agreement for Outside Directors (incorporated by reference to Exhibit 10.43 to our annual report on Form 10-K filed on February 17, 2011)

*     Filed herewith.